 China Direct Industries Reports Financial Results for the Second Quarter of 2009

DEERFIELD BEACH, FL--(MARKET WIRE)—August 14, 2009 -- China Direct Industries, Inc. ("China Direct Industries") (NasdaqGM:CDII - News), a U.S. holding company with operations in China, announced today its financial results for the second quarter of 2009.

Financial Highlights

For the second quarter ending June 30, 2009, China Direct Industries recorded consolidated revenue of $20.4 million, similar to the $20.68 million recorded in the first quarter of 2009. Consolidated operations resulted in a Non-GAAP net loss of $(2.1 million) (excluding non-cash charges related to employee share-based compensation and the fair value of securities granted for services) with a GAAP net loss of $(2.9 million).  Net income applicable to shareholders for the second quarter of 2009 on a GAAP basis was $(0.12) per basic and diluted share as compared to net income of $0.29 per basic share and $0.26 per diluted share on consolidated revenue of $77.6 million in the same period in 2008. Non-GAAP basic EPS and Non-GAAP diluted EPS was $(0.09) in the second quarter of 2009, as compared to Non-GAAP Basic EPS of $0.32 and Non-GAAP Diluted EPS of $0.28 for the same period in 2008 on 1.5 million more shares. Non-cash items excluded in all non-GAAP calculations are presented in the reconciliation of GAAP to non-GAAP net income set forth below.

The overall non-GAAP net loss per share in the second quarter of 2009 was negatively impacted by a one-time renegotiation of a magnesium supply contract resulting in substantial negative gross margins and reduced revenue contributing to a net operating loss of $(1.1 million) for the quarter in our Magnesium Segment.

The overall environment remains challenging in our two core business segments of magnesium and basic materials. Magnesium demand remained particularly weak in the second quarter of 2009 with further erosion in prices as end market usage in the automobile, steel and aluminum alloying industries remained anemic. Prices and demand, however, have begun to firm in recent weeks creating a more active sales environment.  Steel production and aluminum demand is also firming up in China. In our basic materials segment we recorded a modest net profit on improving margins and we continue to see signs of stabilization in our customer base. While visibility on future performance is improving, it remains somewhat limited.  Management continues to believe, however, that overall operating results will improve in the second half of 2009 and into 2010.

Balance Sheet

At June 30, 2009, our balance sheet remains strong with total assets of $100.8 million as compared to $107.4 million at December 31, 2008. At June 30, 2009, shareholder equity was $56.3 million on 23.5 million basic shares as compared to $58.0 million on 24.4 million basic shares at December 31, 2008. At June 30, 2009, cash and cash equivalents were $13.8 million as compared to $14.2 at December 31, 2008. Working capital was $33.5 million as compared to working capital of $37.5 million at December 31, 2008.

While the global environment remains weak and visibility is still limited, end markets recently appear to be stabilizing in China. As industry forecasts in China have improved for our end market customers such as automobile, steel and aluminum manufacturing and talks with large global end customers for long term supply contracts remain active, we believe our performance will improve for the remainder of 2009.  China Direct Industries is well positioned and well capitalized to fund its operations. China Direct Industries will further discuss its results during its conference call today, August 14, 2009 at 4:30 PM EDT.

Commenting on the quarter, Dr. James Wang, Chairman and CEO of China Direct Industries stated, "We experienced tremendous challenges in the first half of 2009 and we have worked hard to reduce costs and preserve capital as we navigate through this down cycle.  We are seeing a firming environment in our end markets and believe the worst effects of this downturn are largely behind us.  We intend to focus our efforts in the coming quarters on returning to growth and profitability when the global economic recovery takes hold."

China Direct Industries Conference Call to discuss the Company's financial results for the second quarter of 2009.

The conference call will take place at 4:30 p.m. EDT on Friday August 14th, 2009. Anyone interested in participating should call 1-866 296-4125 if calling within the United States or 1-706-758-9807 if calling internationally approximately 5 to 10 minutes prior to 4:30 p.m. Participants should ask for the China Direct 2009 Second Quarter Earnings conference call/ Conference ID 24704774.

This call is being webcast by ViaVid Broadcasting and can be accessed at China Direct's website at http://www.cdii.net/calendar-of-events.  The webcast may also be accessed at ViaVid's website at http://www.viavid.net .. The playback of the webcast can be accessed through either site until August 14 2010. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About China Direct Industries, Inc.

China Direct Industries, Inc. (NasdaqGM:CDII - News) is a U.S. owned, rapidly growing holding company operating in China in two core business segments, pure magnesium production and distribution and the distribution of basic materials in China. China Direct Industries also provides advisory services to China based companies competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct Industries operates 10 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2009	2008
ASSETS	Unaudited
Current Assets:
Cash and cash equivalents	$13,792,725	14,205,229
Investment in marketable securities available for sale	4,928,754	7,569,333
Investment in marketable securities available for sale - related party	385,101	160,459
Investment in subsidiaries -- cost method	290,864	290,864
Accounts receivable, net of allowance	5,874,166	9,457,306
Accounts receivable - related parties	4,349,383	1,676,191
Inventories, net	9,992,885	8,559,593
Prepaid expenses and other current assets	6,508,666	8,127,300
Prepaid expenses - related parties	4,142,066	8,007,111
Loans receivable - related parties	1,120,432	1,652,728
Due from related parties	42,002	35,710
Total current assets	51,427,044	59,741,824

Restricted cash	1,663,343	846,197
Property, plant and equipment, net	44,641,972	43,455,683
Prepaid expenses and other assets	1,800,431	2,744,427
Property use rights, net	1,281,046	591,277
Total assets	$100,813,836	$107,379,408
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Loans payable-short term	$2,768,503	$933,735
Accounts payable and accrued expenses	9,736,879	8,590,010
Accounts payable-related parties	1,552,780	7,516,728
Advances from customers	1,503,580	1,545,273
Other payables	1,405,597	1,624,370
Taxes payable	843,731	1,039,112
Due to related parties	71,963	978,739
Total current liabilities	17,883,033	22,227,967

Loans payable-long term	8,035	186,018

Stockholders' equity:
China Direct Industries, Inc. stockholders' equity
Series A Convertible Preferred Stock: $.0001 par value, stated value $1,000 per share; 10,000,000 authorized, 1,006 shares and 0 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	1,006,250	1,006,250
Common Stock: $.0001 par value, 1,000,000,000 authorized, 26,519,623 and 23,530,642 issued and outstanding at June 30, 2009 and December 31, 2008, respectively	2,652	2,353
Additional paid-in capital	56,239,467	51,701,293
Deferred compensation		(11,000)
Accumulated comprehensive income	(13,554,759)	(11,711,021)
Retained earnings	12,629,575	17,037,407
Total China Direct Industries, Inc. stockholders’ equity	56,323,185	58,025,282
Non-controlling interests	26,599,583	26,940,141
Total Equity	82,922,768	84,965,423
Total liabilities and stockholders’ equity	$100,813,836	$107,379,408

CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
Revenues	$18,417,789	$75,999,328	$34,474,466	$134,659,553
Revenues-related parties	2,007,621	1,344,725	6,637,053	2,078,646
Total revenues	20,425,410	77,344,053	41,111,519	136,738,199

Cost of revenues	21,136,660	63,893,924	40,453,953	113,307,926
Gross profit	(711,250)	13,450,129	657,566	23,430,273

Operating expenses:
Selling, general, and administrative	2,419,684	2,486,588	5,518,814	4,097,581
Operating (loss) income	(3,130,934)	10,963,541	(4,861,248)	19,332,692

Other income (expense):
Other income (expense)	(403,548)	102,874	(331,963)	296,492
Interest (expense) income	(86,911)	143,018	(40,797)	239,877
Realized (loss) gain on sale of marketable securities	(79,221)	3,756	(311,932)	(35,705)
Total other (expense) income	(569,680)	249,648	(684,692)	500,664

(Loss) income from continuing operations, before tax	(3,700,614)	11,213,189	(5,545,940)	19,833,356
Income tax (expense) benefit	(13,492)	(716,791)	58,087	(1,040,424)
(Loss) income from continuing operations, net of tax	(3,714,106)	10,496,398	(5,487,853)	18,792,932
Income from discontinued operations	-	(70,151)	-	73,357

Net (loss) income	(3,714,106)	10,426,247	(5,487,853)	18,866,289
Net (loss) income attributable to non-controlling interests	826,450	(2,911,372)	1,144,666	(6,598,538)
Net (loss) income attributable to China Direct Industries, Inc.	(2,887,656)	7,514,875	(4,343,187)	12,267,751

Deduct dividends on Series A Preferred Stock:
Preferred stock dividend	(20,271)	(1,047,937)	(53,926)	(1,189,467)
Relative fair value of detachable warrants issued	-	-	-	(2,765,946)
Preferred stock beneficial conversion feature	-	-	-	(2,451,446)
(Loss) income attributable to China Direct Industries, Inc. common stockholders	$(2,907,927)	$6,466,938	$(4,397,113)	$5,860,892

Basic and diluted income (loss) per common share after deduction in the first quarter of 2008, of noncash deemed dividends attributable to Series Convertible A Preferred Stock as described in Note 11
Basic	$(0.12)	$0.29	$(0.18)	$0.27
Diluted	$(0.12)	$0.26	$(0.18)	$0.24
Basic weighted average common shares outstanding	24,168,640	22,663,337	24,082,025	21,833,388
Diluted weighted average common shares outstanding	24,168,640	25,427,385	24,082,025	24,160,683

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles the calculation of net income per share on a basic and fully diluted basis from the amounts reported in accordance with generally accepted accounting principles ("GAAP") to such amounts before giving effect to employee share-based compensation expense and the fair value of securities granted for services. This disclosure is being provided as we believe it is meaningful to our investors and other interested parties to understand our operating performance on a consistent basis without regard to the anti-dilutive effects of the timing of the employee share-based compensation and the fair value of securities granted for services expenses. The presentation of the non-GAAP information titled "Non-GAAP net income”, "Non-GAAP net loss”, “Non-GAAP Earnings applicable to common stockholders”, “Non-GAAP Basic EPS” and “Non-GAAP Diluted EPS” is not meant to be considered in isolation or as a substitute for net income or diluted income per share prepared in accordance with GAAP.

Q2 FY 2009 GAAP Reconciliation

RECONCILIATION OF GAAP to NON-GAAP NET INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
GAAP net income attributable to China Direct Industries, Inc.	$(2,887,656)	$7,514,875	$(4,343,187)	$12,267,751
Employee share-based compensation expense (1)	600,132	641,091	1,122,803	848,364
Fair value of securities granted for services (2)	200,605	57,344	205,165	103,708
Non-GAAP net income attributable to China Direct Industries, Inc.	$(2,086,919)	$8,213,310	$(3,015,219)	$13,219,823

GAAP Earnings applicable to common stockholders	$(2,907,927)	$6,466,938	$(4,397,113)	$5,860,892
GAAP Basic EPS	(0.12)	0.29	(0.18)	0.27
GAAP Diluted EPS	(0.12)	0.26	(0.18)	0.24
Non-GAAP net income reconciliation total(1)+(2)	800,737	698,435	1,327,968	952,072
Non-cash deducted related to Preferred Stock issuance:
Relative Fair Value of warrants	-	-	-	2,765,946
Beneficial Conversion Feature	-	-	-	2,451,446
NON-GAAP Earnings applicable to common stockholders	(2,107,190)	7,165,373	(3,069,145)	12,030,356
NON-GAAP Basic EPS	(0.09)	0.32	(0.13)	0.55
NON-GAAP Diluted EPS	$(0.09)	$0.28	$(0.13)	$0.50
Shares used in basic net income per-share calculation - GAAP	24,168,640	22,663,337	23,851,403	21,833,388
Shares used in basic net income per-share calculation - Non-GAAP	24,168,640	22,663,337	23,851,403	21,833,388
Shares used in diluted net income per-share calculation - GAAP	24,168,640	25,427,385	23,851,403	24,160,683
Shares used in diluted net income per-share calculation - Non-GAAP	24,168,640	25,427,385	23,851,403	24,160,683

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding our guidance and expectations regarding revenues, our future performance, stabilization of our customer base and end markets, earnings, prices, demand and production of magnesium, steel and aluminum and our expected overall growth and profitability, including our magnesium segment. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	Continued global economic weakness is expected to reduce demand for our products in each of our segments.
•	Fluctuations in the availability of magnesium and in levels of customer demand.
•	Changes in the prices of magnesium and magnesium-related products.
•	Our ability to implement our business strategy of growing our business through increased magnesium production capacity and acquisitions.
•	Fluctuations in the cost or availability of coke gas and coal.
•	Loss of orders from any of our major customers.
•	The value of the equity securities we accept as compensation is subject to adjustment which could result in losses to us in future periods.
•	Our ability to effectively integrate our acquisitions and to manage our growth and our inability to fully realize any anticipated benefits of acquired business.
•
Our need for additional financing which we may not be able to obtain on acceptable terms, the dilutive effect additional capital raising efforts in future periods may have on our current shareholders and the increased interest expense in future periods related to additional debt financing.

•	Our dependence on certain key personnel.
•	Our ability to establish adequate management, cash, legal and financial controls in the PRC.
•
The lack of various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

•	Potential impact of PRC regulations on our intercompany loans.
•	Our ability to assure that related party transactions are fair to our company.
•
Yuwei Huang, our executive vice president – magnesium, director and an officer of several of our magnesium subsidiaries is also an owner and executive officer of several companies which directly compete with our magnesium business.

•	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.
•	Limits under the Investment Company Act of 1940 on the value of securities we can accept as payment for our business consulting services.
•	Our acquisition efforts in future periods may be dilutive to our then current shareholders.
•	The risks and hazards inherent in the mining industry on the operations of our basic materials segment.
•	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.
•	The impact of Chinese economic reform policies.
•	The influence of the Chinese government over the manner in which our Chinese subsidiaries must conduct our business activities.
•	The impact on future inflation in China on economic activity in China.
•	The impact of any recurrence of severe acute respiratory syndrome, or SAR’s, or another widespread public health problem.
•	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in China.
•	Our ability to enforce our rights due to policies regarding the regulation of foreign investments in China.
•	Recent substantial declines in the market price for shares of our common stock and continued highly volatile and wide market price fluctuations.
•	The impact on our stock price due to sales of our stock by existing shareholders and stock option exercises and sales of those shares of stock.
•	The impact on our stock price due to sales of our stock by existing shareholders and stock option and warrant exercises and sales of shares of stock exercised pursuant to stock options.
•	Possible claim for underwriting fees and expenses.
We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2008.

Contact:

     Contact Information:

     For the Company:
     China Direct Industries, Inc.
     Richard Galterio
     Lillian Wong
     Investor Relations
     Phone: 1-877-China-57
     Email: rgalterio@cdii.net
     lwong@chinadirectinc.net